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Consent of Independent Registered Public Accounting Firm

The Board of Directors
Coronado Global Resources Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-236597 and 333-249566) on Forms S-8 and registration statement (No. 333-239790) on Form S-3 of Coronado Global Resources Inc. of our report dated February 24, 2020, except as to note 4, which is as of February 25, 2021, with respect to the consolidated balance sheet of Coronado Global Resources Inc. as of December 31, 2019, the related consolidated statements of operations, comprehensive income, stockholders’ equity/members’ capital, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes, which report appears in the December 31, 2019 annual report on Form 10-K of Coronado Global Resources Inc.

Our report contains an explanatory paragraph that refers to a change in the method of accounting for leases.

/s/ KPMG LLP

Richmond, Virginia
February 25, 2021

Coronado Global Resources Inc. Form 10-K December 31, 2020           1